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     PRICING SUPPLEMENT NO. 4                                Rule 424(b)(3)
     DATED: January 28, 1997                             File No. 333-17985
     (To Prospectus dated January 22, 1997
     and Prospectus Supplement dated January 22, 1997)


                               $5,434,620,162
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes Book Entry Notes
 $20,000,000                  [x]                 [x]

 Original Issue Date:         Fixed Rate Notes    Certificated Notes
 2/03/97                      [_]                 [_]

 Maturity Date: 2/03/99

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate:

 [_]  Commercial Paper Rate            Minimum Interest Rate:

 [_]  Federal Funds Rate               Interest Reset Date(s):  *

 [_]  Treasury Rate                    Interest Reset Period:  Quarterly

 [_]  LIBOR Reuters                    Interest Payment Date(s):  **

 [x]  LIBOR Telerate

 [_]  Prime Rate

 [_]  CMT Rate

 Initial Interest Rate:  ***           Interest Payment Period: Quarterly

 Index Maturity:  Three Months

 Spread (plus or minus):  +0.05%


-------------------------
*   5/05/97, 8/04/97, 11/03/97, 2/03/98, 5/04/98, 8/03/98 and 11/03/98.

**  5/05/97, 8/04/97, 11/03/97, 2/03/98, 5/04/98, 8/03/98, 11/03/98 and
    2/03/99.

*** Three month LIBOR as of January 30, 1997, plus 5 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules